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                                                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                     1995           1996           1997
                                  ----------     ----------     ----------
Average shares outstanding         4,140,000      4,417,000      4,587,000
Net effect of dilutive stock
  options -- based upon the
  treasury stock method              402,000        257,000        102,000
                                  ----------     ----------     ----------
TOTAL                              4,542,000      4,674,000      4,689,000
                                  ==========     ==========     ==========
NET INCOME                        $5,885,000     $7,325,000     $8,516,000
                                  ==========     ==========     ==========
EARNINGS PER COMMON SHARE AND
  COMMON EQUIVALENT SHARE         $     1.30     $     1.57     $     1.82
                                  ==========     ==========     ==========